AVAX TECHNOLOGIES, INC.                                             EXHIBIT 11.1
COMPUTATION OF EARNINGS (LOSS) PER SHARE 10Q

     MONTH OF                                 MONTHS O/S   WEIGHTED  THREE MONTHS THREE MONTHS   NINE MONTHS NINE MONTHS
   ISSUANCE FOR                  NUMBER OF    EACH GIVEN    AVERAGE     ENDED        ENDED          ENDED       ENDED
   F/S PURPOSES                    SHARES        YEAR       SHARES     9/30/98      9/30/99        9/30/98     9/30/99
   ------------                    ------        ----       ------     -------      -------        -------     -------
January '90                        582,500                             582,500      582,500        582,500    582,500

August '91                         230,000                             230,000      230,000        230,000    230,000

June '92                           287,098                             287,098      287,098        287,098    287,098

Series A Preferred:
June '92                           259,375                                (a)         (a)            (a)        (a)
July '92                            59,375
Sept '92                             3,125
                                 ---------
                                   321,875
                                 ---------

July '93                             7,358
November '93                         1,359
                                 ---------
                                     8,717                               8,717        8,717          8,717      8,717
                                 ---------

July '94                             3,750                    -          3,750        3,750          3,750      3,750

April '95                         (111,330)
May '95                           (196,618)
September '95                      402,490
November '95                     1,374,728
                                 ---------
                                 1,469,270                           1,469,270    1,469,270      1,469,270  1,469,270
                                 ---------

March '96                          (77,901)
May & June '96                     321,875
May & June '96                     129,099
June '96                               500
July '96 (c)                        46,875
                                 ---------
                                   420,448                             420,448      420,448        420,448    420,448
                                 ---------

June '97 (e)                       407,093
July, August & Sept '97            661,901
Oct, Nov & Dec '97                 402,153
                                 ---------
                                 1,471,147                           1,435,810    1,471,147      1,435,810  1,471,147
                                 ---------

Jan, Feb & March '98               285,832                             285,832      285,832        238,193    285,832
April, May & June '98              353,236                             353,236      353,236        176,618    353,236
July, Aug & Sept                 4,319,243                           2,159,622    4,319,243        719,874  4,319,243
Oct., Nov. & Dec '98               466,505                                          466,505              -    466,505
                                 ---------
                                 5,424,816
                                 ---------

Jan, Feb & March '99               305,570         7.5                       -      305,570              -    254,642
April, May & June '99              442,897         4.5                       -      442,897              -    221,449
July, Aug & Sept '99               165,648         1.5                               82,824                    27,608
Sept '99 Warrant Exercise Shares    37,500         1.5                               18,750                     6,250

June '96                             9,375
Treasury Shares                        (96)
                                 ---------
                                     9,279                               9,375        9,375          9,375      9,375
                                 ---------

CheapWarrants (b):
January and February '96
and August '95                     120,000
Treasury Shares                     (1,225)
                                 ---------
                                   118,775                             100,000      100,000        100,000    100,000
                                 ---------

June, July and (d)
September '92 warrants              35,337
Treasury Shares                    (23,348)
                                 ---------
                                    11,989                              35,337       35,337         35,337     35,337
                                 ---------

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

AVAX TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS (LOSS) PER SHARE 10Q (CONTINUED)

                                                              THREE MONTHS      THREE MONTHS       NINE MONTHS     NINE MONTHS
                                                                  ENDED             ENDED             ENDED           ENDED
                                                                 9/30/98           9/30/99           9/30/98         9/30/99
                                                              ----------------------------------------------------------------
Weighted Average Shares                                          7,380,995        10,892,499         5,716,990      10,552,406
                                                              ================================================================
Net Income (Loss) Attributable to Common Stockholders           (1,441,032)       (1,973,350)       (4,400,766)     (5,516,158)
Net Income (Loss) Per Share                                          (0.20)            (0.18)            (0.77)          (0.52)


(a)  -   Not included because it would be anti-dilutive
(b)  -   represents bridge loan warrants (100,000) issued within one year of
         IPO, exercised after June '96
         Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised
         (20,000 + 11,250 = 31,250 total bridge placement warrants)
(c)  -   represents the non-cheap portion of the bridge warrants exercised in
         July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(d)  -   represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO
(e)  -   includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO

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